Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Roger Metz, Vice President

(303) 804-4082

E-mail: roger_metz@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

SECOND QUARTER 2008 RESULTS

Revenues of $116.9 million;

Net Income of $0.40 per share.

ENGLEWOOD, COLO. (July 22, 2008) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended June 30, 2008.

Second Quarter 2008 Highlights:

•	Results from operations were as follows: total revenues were $116.9 million; operating income was $21.9 million; and net income was $13.3 million, or $0.40 per diluted share.

•

Cash flows from operations for the quarter were approximately $47 million, and were positively impacted by favorable changes in working capital, primarily as a result of the reduction in the accounts receivable balance.

•	On April 30, 2008, CSG closed on its acquisition of DataProse, Inc., a privately-held provider of statement presentment and direct mail services headquartered in Oxnard, California.

•

On July 14, 2008, CSG announced that it had entered into a restated and amended multi-year Master Subscriber Management System Agreement with Comcast, CSG’s largest client, which extends CSG’s contractual relationship with Comcast through December 31, 2012.

•

CSG recently signed a contract with Brink’s Home Security, which will bring 670,000 new customer statements and letters to our print and mail platform, and further industry diversification to CSG’s revenue base.

“Today’s marketplace is more competitive than ever. As consumers have increasing choices of where to buy, superior customer service has become a requirement,” said Peter Kalan, Chief Executive Officer and President of CSG Systems International, Inc. “We continue to deliver innovative solutions that enable our clients to build strong customer relationships, provide compelling products and services, and allow them to more effectively engage and transact with their customers in intelligent ways.”

-more-

CSG Systems International, Inc.

July 22, 2008

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2008	2007	Percent Change	2008	2007	Percent Change
Continuing operations:
Total revenues	$116,870	$99,504	17%	$230,466	$198,248	16%
Operating income	21,893	21,161	3%	45,150	41,615	8%
Income from continuing operations	13,321	15,622	(15)%	28,160	31,397	(10)%
Discontinued operations, net of tax	—	—	—	—	269	NM
Net income	13,321	15,622	(15)%	28,160	31,666	(11)%
Diluted earnings per share:
Income from continuing operations	$0.40	$0.37	8%	$0.85	$0.72	18%
Discontinued operations, net of tax	—	—	—	—	0.01	NM

Net income	$0.40	$0.37	8%	$0.85	$0.73	16%

Second Quarter 2008 Results From Operations

Revenues. Total revenues for the second quarter of 2008 were $116.9 million, which represents an increase of 17 percent when compared to $99.5 million for the same period in 2007, and an increase of three percent when compared to $113.6 million for the first quarter of 2008.

•

The increase in year-over-year revenues relates primarily to the additional revenues generated from the businesses CSG has acquired over the past twelve months, with the remaining portion of the increase related to organic growth factors.

•	The sequential quarterly increase relates primarily to the acquisition of DataProse on April 30, 2008.

Results of Operations. Net income presented in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2008 was $13.3 million ($0.40 per diluted share), compared to $15.6 million ($0.37 per diluted share) for the same period last year, and $14.8 million ($0.45 per diluted share) for the first quarter of 2008. The increase in year-over-year earnings per diluted share is primarily the result of a lower number of outstanding shares in the second quarter of 2008, due to the completion of CSG’s stock repurchase program in late 2007.

CSG Systems International, Inc.

July 22, 2008

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Quarter Ended June 30, 2008		Quarter Ended June 30, 2007
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$4,007	$0.08	$3,038	$0.05
Amortization of intangible assets	5,253	0.10	4,285	0.06
Stock-based employee compensation	2,982	0.06	2,877	0.04

Total	$12,242	$0.24	$10,200	$0.15

	Six Months Ended June 30, 2008		Six Months Ended June 30, 2007
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$7,644	$0.15	$5,906	$0.09
Amortization of intangible assets	10,016	0.19	8,524	0.13
Stock-based employee compensation	5,568	0.11	4,852	0.07

Total	$23,228	$0.45	$19,282	$0.29

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s effective income tax rates from continuing operations of approximately 37% and 36%, respectively, for the quarter and six months ended June 30, 2008, and 36% for the quarter and six months ended June 30, 2007.

Total customer accounts processed on CSG’s systems as of June 30, 2008, were 45.4 million, compared to 45.6 million as of March 31, 2008.

Comcast Renewal

On July 14, 2008, CSG announced that it had entered into a restated and amended multi-year Master Subscriber Management System Agreement with Comcast that extends CSG’s contractual relationship with Comcast through December 31, 2012. CSG’s previous contract with Comcast was scheduled to expire on December 31, 2008. The new agreement is effective July 1, 2008, and the expected scope of the customer care and billing products and services to be utilized by Comcast under the new agreement is consistent with the previous contract. See CSG’s Form 8-K filed on July 14, 2008, for additional details and key terms of the new agreement.

CSG Systems International, Inc.

July 22, 2008

Financial Condition and Cash Flows

Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	June 30, 2008	March 31, 2008	December 31, 2007
Cash, cash equivalents and short-term investments	$148,199	$146,606	$132,832
Net trade accounts receivable (3)	105,669	124,586	114,132

Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	June 30, 2008	March 31, 2008	December 31, 2007
Cash Flows from Operating Activities:
Operations	$28,225	$31,538	$30,355
Changes in operating assets and liabilities (3)	19,052	(10,686)	(10,807)

Net cash provided by operating activities	$47,277	$20,852	$19,548

(3)	The sequential decrease in net trade accounts receivable in the second quarter of 2008 is primarily due to the following: (i) the receipt of a delayed first quarter client payment of approximately $10 million in April, which resulted in the payment of four monthly invoices by this client in the second quarter; and (ii) normal fluctuations in the timing of payments from other clients. These items also positively impacted the changes in operating assets and liabilities for the second quarter of 2008.

Full Year 2008 Financial Guidance

A summary of CSG’s financial guidance for the full year 2008 is as follows. Overall, CSG’s current expectations are consistent with, or slightly better than its previous guidance.

2008 Full Year
Revenues	$470-$475 million
Earnings per Diluted Share	$1.58-$1.64
Cash flows from Operations	$115-$120 million

We expect the total of our non-cash items related to depreciation, amortization of intangible assets, and stock-based compensation for 2008 to be approximately $45 million.

Conference Call

CSG will host a one-hour conference call on Tuesday, July 22, at 5 p.m. EDT, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems

Headquartered in Englewood, Colorado, CSG is a leading provider of outsourced solutions that facilitate customer interaction management on the behalf of our clients, generating a large percentage of revenues from the North American cable and Direct Broadcast satellite (“DBS”) communications markets. Our solutions also support an increasing number of other industries such as

CSG Systems International, Inc.

July 22, 2008

financial services, utilities, telecommunications, and home security. Our solutions manage key customer interactions such as set-up and activation of customer accounts, sales support and marketing, order processing, invoice calculation (i.e., customer billing), production and mailing of monthly customer invoices, management reporting, electronic presentment and payment of invoices, automated and interactive messaging, and deployment and management of the client’s field technicians to the customer’s home. Our unique combination of solutions, services, and expertise ensure that our clients can rapidly launch new service offerings, improve operational efficiencies, and deliver a high-quality customer experience in a competitive and ever-changing marketplace. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, economic conditions, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 5) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 6) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 7) CSG’s continued ability to protect its intellectual property rights; and 8) CSG’s dependency on a variety of computing environments and communications networks, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG Systems International, Inc.

July 22, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$128,890	$123,416
Short-term investments	19,309	9,416

Total cash, cash equivalents and short-term investments	148,199	132,832
Trade accounts receivable-
Billed, net of allowance of $1,557 and $1,487	105,669	114,132
Unbilled and other	7,319	6,038
Deferred income taxes	10,387	10,657
Income taxes receivable	—	2,128
Other current assets	6,217	6,399

Total current assets	277,791	272,186
Property and equipment, net of depreciation of $76,883 and $69,565	40,571	32,656
Software, net of amortization of $35,322 and $34,445	8,157	8,649
Goodwill	91,595	60,745
Client contracts, net of amortization of $107,998 and $98,822	33,390	31,526
Deferred income taxes	1,055	9,453
Other assets	8,017	7,173

Total assets	$460,576	$422,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$28,747	$26,657
Trade accounts payable	20,470	18,429
Accrued employee compensation	16,281	21,042
Deferred revenue	16,837	17,480
Income taxes payable	2,113	—
Other current liabilities	11,469	7,595

Total current liabilities	95,917	91,203

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	8,650	9,790
Income taxes payable	5,203	4,918
Other non-current liabilities	6,553	3,953

Total non-current liabilities	250,406	248,661

Total liabilities	346,323	339,864

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,937,041 shares and 34,275,280 shares outstanding	629	622
Additional paid-in capital	353,850	350,272
Treasury stock, at cost, 27,956,808 shares and 27,956,808 shares	(667,858)	(667,858)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	(1)	15
Unrecognized pension plan losses and prior service costs, net of tax	(435)	(435)
Accumulated earnings	428,068	399,908

Total stockholders’ equity	114,253	82,524

Total liabilities and stockholders’ equity	$460,576	$422,388

CSG Systems International, Inc.

July 22, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues:
Processing and related services	$109,305	$90,313	$213,474	$179,922
Software, maintenance and services	7,565	9,191	16,992	18,326

Total revenues	116,870	99,504	230,466	198,248

Cost of revenues:
Processing and related services	55,887	43,339	109,024	87,964
Software, maintenance and services	4,775	6,648	9,990	12,599

Total cost of revenues	60,662	49,987	119,014	100,563

Gross margin (exclusive of depreciation)	56,208	49,517	111,452	97,685

Operating expenses:
Research and development	17,053	14,127	32,925	27,839
Selling, general and administrative	13,247	10,719	25,669	21,747
Depreciation	4,007	3,038	7,644	5,906
Restructuring charges	8	472	64	578

Total operating expenses	34,315	28,356	66,302	56,070

Operating income	21,893	21,161	45,150	41,615

Other income (expense):
Interest expense	(1,874)	(1,895)	(3,682)	(3,681)
Interest and investment income, net	1,124	5,071	2,703	10,610
Other, net	1	73	15	135

Total other	(749)	3,249	(964)	7,064

Income from continuing operations before income taxes	21,144	24,410	44,186	48,679
Income tax provision	(7,823)	(8,788)	(16,026)	(17,282)

Income from continuing operations	13,321	15,622	28,160	31,397

Discontinued operations:
Income from discontinued operations	—	—	—	—
Income tax benefit	—	—	—	269

Discontinued operations, net of tax	—	—	—	269

Net income	$13,321	$15,622	$28,160	$31,666

Basic earnings per common share:
Income from continuing operations	$0.40	$0.37	$0.85	$0.72
Discontinued operations, net of tax	—	—	—	0.01

Net income	$0.40	$0.37	$0.85	$0.73

Diluted earnings per common share:
Income from continuing operations	$0.40	$0.37	$0.85	$0.72
Discontinued operations, net of tax	—	—	—	0.01

Net income	$0.40	$0.37	$0.85	$0.73

Weighted-average shares outstanding:
Basic	33,209	41,928	33,147	43,156
Diluted	33,345	42,312	33,267	43,514

CSG Systems International, Inc.

July 22, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$28,160	$31,666
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	7,644	5,906
Amortization	10,606	9,115
Restructuring charge for abandonment of facilities	—	308
Gain on short-term investments	(152)	(2,355)
Deferred income taxes	8,080	6,574
Excess tax benefit of stock-based compensation awards	(143)	(650)
Stock-based employee compensation	5,568	4,852
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	12,533	7,303
Other current and non-current assets	294	(70)
Income taxes payable/receivable	3,369	3,053
Trade accounts payable and accrued liabilities	(5,678)	(6,598)
Deferred revenue	(2,152)	1,057

Net cash provided by operating activities	68,129	60,161

Cash flows from investing activities:
Purchases of property and equipment	(9,853)	(8,424)
Purchases of short-term investments	(19,102)	(139,258)
Proceeds from sale/maturity of short-term investments	9,345	157,300
Acquisition of businesses, net of cash acquired	(39,982)	(1,400)
Acquisition of and investments in client contracts	(2,346)	(5,868)

Net cash provided by (used in) investing activities	(61,938)	2,350

Cash flows from financing activities:
Proceeds from issuance of common stock	536	1,435
Repurchase of common stock	(1,362)	(125,905)
Payments on acquired equipment financing	(34)	—
Excess tax benefit of stock-based compensation awards	143	650

Net cash used in financing activities	(717)	(123,820)

Net increase (decrease) in cash and cash equivalents	5,474	(61,309)
Cash and cash equivalents, beginning of period	123,416	240,687

Cash and cash equivalents, end of period	$128,890	$179,378

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$2,979	$2,970
Income taxes	4,565	7,244